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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, 333-18851 and 333-51291) pertaining to
The Sabre Group Holdings, Inc. 1996 Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, Employee Stock Purchase Plan and Deferred Compensation Plan, respectively, and the Registration Statement on Form S-3 (No. 333-32106) of our report dated March 16, 2000, with respect to the consolidated financial statements of Sabre Holdings Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                  ERNST & YOUNG LLP

Dallas, Texas
March 20, 2000





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